As filed with the Securities and Exchange Commission on April 29, 2015.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

__________________________

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	46-1749436 (I.R.S. Employer Identification Number)

18191 Von Karman Avenue, Suite 300, Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)

___________________________

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-186073

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.
Griffin-American Healthcare REIT III, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Capital Stock,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on February 26, 2014 (Registration No. 333-186073) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2.    Exhibits.
The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.
Articles of Amendment and Restatement of Griffin-American Healthcare REIT III, Inc. dated January 15, 2014 (included as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed January 16, 2014 and incorporated herein by reference)

2.
Bylaws of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

3.
Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

4.
Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.5 to Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed April 10, 2013 and incorporated herein by reference)

5.
Second Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.6 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed June 6, 2013 and incorporated herein by reference)

6.
Third Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.7 to Pre-effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed November 8, 2013 and incorporated herein by reference)

7.
Form of Subscription Agreement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit B to Supplement No. 4 to the Registrant’s Prospectus pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073), as filed on August 28, 2014 and incorporated herein by reference)

8.
Form of Alternative Subscription Agreement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit E to Supplement No. 9 to the Registrant’s Prospectus pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073), as filed on December 19, 2014 and incorporated herein by reference)

9.
Distribution Reinvestment Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-3 (File No. 333-202975) filed March 25, 2015 and incorporated herein by reference)

10.
Share Repurchase Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 4.3 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-186073) filed August 20, 2014 and incorporated herein by reference)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson
Chief Executive Officer

Date: April 29, 2015